EXHIBIT 99.1

TRANSOCEAN LTD. REPORTS FIRST QUARTER 2025 RESULTS

	Three months ended			Three months ended
	March 31,	December 31,	sequential	March 31,	year-over-year
	2025	2024	change	2024	change
(In millions, except per share amounts, percentages and backlog)
Contract drilling revenues	$906	$952	$(46)	$763	$143
Revenue efficiency (1)	95.5%	93.5%		92.9%
Operating and maintenance expense	$618	$579	$(39)	$523	$(95)
Net income (loss) attributable to controlling interest	$(79)	$7	$(86)	$98	$(177)
Basic earnings (loss) per share	$(0.09)	$0.01	$(0.10)	$0.12	$(0.21)
Diluted earnings (loss) per share	$(0.11)	$(0.11)	$—	$0.11	$(0.22)

Adjusted EBITDA	$244	$323	$(79)	$199	$45
Adjusted EBITDA margin	26.9%	33.9%		26.0%
Adjusted net income (loss)	$(65)	$27	$(92)	$(22)	$(43)
Adjusted diluted loss per share	$(0.10)	$(0.09)	$(0.01)	$(0.03)	$(0.07)

Backlog as of the April 2025 Fleet Status Report	$7.9	billion

STEINHAUSEN, Switzerland—April 28, 2025—Transocean Ltd. (NYSE: RIG) today reported a net loss attributable to controlling interest of $79 million, or loss of $0.11 per diluted share, for the three months ended March 31, 2025.

First quarter results included $14 million, $0.01 per diluted share, for unfavorable discrete tax items, net. After consideration of these discrete items, first quarter 2025 adjusted net loss was $65 million, or loss of $0.10 per diluted share.

Contract drilling revenues for the three months ended March 31, 2025, decreased sequentially by $46 million to $906 million, primarily due to lower revenues generated by one rig that was undergoing contract preparation and mobilization activities during the quarter, lower revenues generated by one rig that was idle in between contracts and two fewer days in the quarter, partially offset by higher revenue efficiency and average daily revenues across the fleet.

Operating and maintenance expense was $618 million, compared with $579 million in the prior quarter. The sequential increase was the result of an unfavorable legal outcome in the first quarter, a favorable legal settlement in the fourth quarter and increased costs related to a rig in shipyard, partially offset by lower in-service maintenance costs across our fleet.

General and administrative expense was $50 million, down from $56 million in the fourth quarter due primarily to decreased legal and professional fees.

Interest expense was $152 million in the first and fourth quarter, excluding the favorable adjustment of $36 million and $61 million, respectively, for the fair value of the bifurcated exchange feature related to the 4.625% exchangeable bonds. Interest income was $8 million, compared to $10 million in the prior quarter.

The Effective Tax Rate(2) was (95.8)%, down from 89.0% in the prior quarter. The decrease was primarily due to lower operating income in the current quarter compared to the prior quarter. The Effective Tax Rate excluding discrete items was (62.3)% compared to 56.7% in the previous quarter. In the first quarter, cash paid for taxes was $13 million.

Cash provided by operating activities was $26 million during the first quarter of 2025, representing a decrease of $180 million compared to the prior quarter. The sequential decrease was in large part due to reduced collections from customers and increased payroll-related payments that regularly occur in the first quarter of each year.

First quarter 2025 capital expenditures of $60 million, compared to $29 million in the prior quarter, were related to capital upgrades for certain rigs in our fleet.

“The Transocean team delivered a solid quarter, with an adjusted EBITDA of $244 million on revenues of $906 million.” said Chief Executive Officer, Jeremy Thigpen. “We also improved our balance sheet with the repayment of $210 million in outstanding debt.”

Thigpen concluded, “While uncertain macroeconomic conditions have resulted in near-term market volatility, including commodity prices, Transocean is very well-positioned to navigate this evolving landscape. In addition to continuing to deliver strong operating performance across our highly contracted fleet, we remain engaged in constructive conversations with our customers on opportunities several years in the future.”

Non-GAAP Financial Measures

We present our operating results in accordance with accounting principles generally accepted in the U.S. (“U.S. GAAP”). We believe certain financial measures, such as EBITDA, Adjusted EBITDA, Adjusted Net Income and Free Cash Flow, which are non-GAAP measures, provide users of our financial statements with supplemental information that may be useful in evaluating our operating performance. We believe that such non-GAAP measures, when read in conjunction with our operating results presented under U.S. GAAP, can be used to better assess our performance from period to period and relative to performance of other companies in our industry, without regard to financing methods, historical cost basis or capital structure. Such non-GAAP measures should be considered as a supplement to, and not as a substitute for, financial measures prepared in accordance with U.S. GAAP.

All non-GAAP measure reconciliations to the most comparative U.S. GAAP measures are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on ultra-deepwater and harsh environment drilling services, and operates the highest specification floating offshore drilling fleet in the world.

Transocean owns or has partial ownership interests in and operates a fleet of 34 mobile offshore drilling units, consisting of 26 ultra-deepwater floaters and eight harsh environment floaters.

For more information about Transocean, please visit: www.deepwater.com.

Conference Call Information

Transocean will conduct a teleconference starting at 10 a.m. EDT, 4 p.m. CEST, on Tuesday, April 29, 2025, to discuss the results. To participate, dial +1 785-424-1619 and refer to conference code 119877 approximately 15 minutes prior to the scheduled start time.

The teleconference will be simulcast in a listen-only mode at: www.deepwater.com, by selecting Investors, News, and Webcasts. Supplemental materials that may be referenced during the teleconference will be available at: www.deepwater.com, by selecting Investors, Financial Reports.

A replay of the conference call will be available after 1 p.m. EDT, 7 p.m. CEST, on Tuesday, April 29, 2025. The replay, which will be archived for approximately 30 days, can be accessed at +1 402-220-7202, passcode 119877. The replay will also be available on the company’s website.

Forward-Looking Statements

The statements described herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements could contain words such as "possible," "intend," "will," "if," "expect," or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, estimated duration of customer contracts, contract dayrate amounts, future contract commencement dates and locations, planned shipyard projects and other out-of-service time, sales of drilling units, timing of the company’s newbuild deliveries, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the fluctuation of current and future prices of oil and gas, the global and regional supply and demand for oil and gas, the intention to scrap certain drilling rigs, the success of our business following prior acquisitions, the effects of the spread of and mitigation efforts by governments, businesses and individuals related to contagious illnesses, and other factors, including those and other risks discussed in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2024, and in the company's other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law.

This press release, or referenced documents, do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and do not constitute an offering prospectus within the meaning of the Swiss Financial Services Act (“FinSA”) or advertising within the meaning of the FinSA. Investors must rely on their own evaluation of Transocean and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean.

Notes

(1)	Revenue efficiency is defined as actual operating revenues, excluding revenues for contract terminations and reimbursements, for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding revenues for incentive provisions, reimbursements and contract terminations. See the accompanying schedule entitled “Revenue Efficiency.”

(2)	Effective Tax Rate is defined as income tax expense or benefit divided by income or loss before income taxes. See the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”

Analyst Contact:

Alison Johnson

+1 713-232-7214

Media Contact:

Pam Easton

+1 713-232-7647

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three months ended
	March 31,
	2025	2024

Contract drilling revenues	$906	$763

Costs and expenses
Operating and maintenance	618	523
Depreciation and amortization	176	185
General and administrative	50	52
	844	760

Gain (loss) on disposal of assets, net	2	(6)
Operating income (loss)	64	(3)

Other income (expense), net
Interest income	8	15
Interest expense, net of amounts capitalized	(116)	(117)
Other, net	4	12
	(104)	(90)
Loss before income tax expense (benefit)	(40)	(93)
Income tax expense (benefit)	39	(191)

Net income (loss)	(79)	98
Net income attributable to noncontrolling interest	—	—
Net income (loss) attributable to controlling interest	$(79)	$98

Earnings (loss) per share
Basic	$(0.09)	$0.12
Diluted	$(0.11)	$0.11

Weighted-average shares outstanding
Basic	883	819
Diluted	958	955

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	March 31,	December 31,
	2025	2024
Assets
Cash and cash equivalents	$263	$560
Accounts receivable, net of allowance of $2 at March 31, 2025 and December 31, 2024	551	564
Materials and supplies, net of allowance of $184 and $178 at March 31, 2025 and December 31, 2024, respectively	453	439
Assets held for sale	344	343
Restricted cash and cash equivalents	428	381
Other current assets	165	165
Total current assets	2,204	2,452

Property and equipment	22,460	22,417
Less accumulated depreciation	(6,746)	(6,586)
Property and equipment, net	15,714	15,831

Deferred tax assets, net	50	45
Other assets	1,051	1,043
Total assets	$19,019	$19,371

Liabilities and equity
Accounts payable	$273	$255
Accrued income taxes	24	31
Debt due within one year	712	686
Other current liabilities	647	691
Total current liabilities	1,656	1,663

Long-term debt	5,936	6,195
Deferred tax liabilities, net	519	499
Other long-term liabilities	697	729
Total long-term liabilities	7,152	7,423

Commitments and contingencies

Shares, $0.10 par value, 1,057,879,029 authorized, 141,262,093 conditionally authorized, 940,828,901 issued and 883,261,456 outstanding at March 31, 2025, and $0.10 par value, 1,057,879,029 authorized,
141,262,093 conditionally authorized, 940,828,901 issued and 875,830,772 outstanding at December 31, 2024	88	87
Additional paid-in capital	14,887	14,880
Accumulated deficit	(4,624)	(4,545)
Accumulated other comprehensive loss	(141)	(138)
Total controlling interest shareholders’ equity	10,210	10,284
Noncontrolling interest	1	1
Total equity	10,211	10,285
Total liabilities and equity	$19,019	$19,371

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three months ended
	March 31,
	2025	2024
Cash flows from operating activities
Net income (loss)	$(79)	$98
Adjustments to reconcile to net cash provided by (used in) operating activities:
Amortization of contract intangible asset	—	4
Depreciation and amortization	176	185
Share-based compensation expense	8	11
(Gain) loss on disposal of assets, net	(2)	6
Amortization of debt-related balances, net	13	13
Gain on adjustment to bifurcated compound exchange feature	(36)	(10)
Loss on impairment of investment in unconsolidated affiliates	—	1
Deferred income tax expense (benefit)	15	(164)
Other, net	4	—
Changes in deferred revenues, net	(38)	77
Changes in deferred costs, net	(12)	(38)
Changes in other operating assets and liabilities, net	(23)	(269)
Net cash provided by (used in) operating activities	26	(86)

Cash flows from investing activities
Capital expenditures	(60)	(83)
Investment in loan to unconsolidated affiliate	—	(2)
Proceeds from disposal of assets, net of costs to sell	2	44
Net cash used in investing activities	(58)	(41)

Cash flows from financing activities
Repayments of debt	(210)	(151)
Other, net	(8)	(1)
Net cash used in financing activities	(218)	(152)

Net decrease in unrestricted and restricted cash and cash equivalents	(250)	(279)
Unrestricted and restricted cash and cash equivalents, beginning of period	941	995
Unrestricted and restricted cash and cash equivalents, end of period	$691	$716

TRANSOCEAN LTD. AND SUBSIDIARIES
FLEET OPERATING STATISTICS

	Three months ended
	March 31,	December 31,	March 31,
Contract Drilling Revenues (in millions)	2025	2024	2024
Ultra-deepwater floaters	$658	$675	$569
Harsh environment floaters	248	277	194
Total contract drilling revenues	$906	$952	$763

	Three months ended
	March 31,	December 31,	March 31,
Average Daily Revenue (1)	2025	2024	2024
Ultra-deepwater floaters	$443,600	$428,200	$422,900
Harsh environment floaters	443,600	452,600	367,900
Total fleet average daily revenue	$443,600	$434,700	$408,200

	Three months ended
	March 31,	December 31,	March 31,
Revenue Efficiency (2)	2025	2024	2024
Ultra-deepwater floaters	94.3%	92.0%	92.7%
Harsh environment floaters	99.3%	97.6%	93.3%
Total fleet average revenue efficiency	95.5%	93.5%	92.9%

	Three months ended
	March 31,	December 31,	March 31,
Utilization (3)	2025	2024	2024
Ultra-deepwater floaters	61.5%	64.3%	51.2%
Harsh environment floaters	69.5%	75.0%	62.0%
Total fleet average rig utilization	63.4%	66.8%	53.7%

(1) Average daily revenue is defined as operating revenues, excluding revenues for contract terminations, reimbursements and contract intangible amortization, earned per operating day. An operating day is defined as a day for which a rig is contracted to earn a dayrate during the firm contract period after operations commence.

(2) Revenue efficiency is defined as actual operating revenues, excluding revenues for contract terminations and reimbursements, for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage.  Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding revenues for incentive provisions, reimbursements and contract terminations.

(3) Rig utilization is defined as the total number of operating days divided by the total number of rig calendar days in the measurement period, expressed as a percentage.

TRANSOCEAN LTD. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME (LOSS) AND ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE
(in millions, except per share data)

YTD
03/31/25
Adjusted Net Loss
Net loss attributable to controlling interest, as reported	$(79)
Discrete tax items	14
Net loss, as adjusted	$(65)

Adjusted Diluted Loss Per Share:
Diluted loss per share, as reported	$(0.11)
Discrete tax items	0.01
Diluted loss per share, as adjusted	$(0.10)

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/24	12/31/24	09/30/24	09/30/24	06/30/24	06/30/24	03/31/24
Adjusted Net Income (Loss)
Net income (loss) attributable to controlling interest, as reported	$(512)	$7	$(519)	$(494)	$(25)	$(123)	$98
Loss on impairment of assets, net of tax	755	—	755	617	138	138	—
Loss on impairment of investment in unconsolidated affiliates	5	—	5	—	5	4	1
Gain on retirement of debt	(161)	—	(161)	(21)	(140)	(140)	—
Discrete tax items	(141)	20	(161)	(38)	(123)	(2)	(121)
Net income (loss), as adjusted	$(54)	$27	$(81)	$64	$(145)	$(123)	$(22)

Adjusted Diluted Earnings (Loss) Per Share:
Diluted earnings (loss) per share, as reported	$(0.76)	$(0.11)	$(0.65)	$(0.58)	$(0.03)	$(0.15)	$0.11
Loss on impairment of assets, net of tax	0.82	—	0.82	0.64	0.17	0.17	—
Loss on impairment of investment in unconsolidated affiliates	0.01	—	0.01	—	—	—	—
Gain on retirement of debt	(0.18)	—	(0.18)	(0.02)	(0.17)	(0.17)	—
Discrete tax items	(0.15)	0.02	(0.18)	(0.04)	(0.15)	—	(0.14)
Diluted earnings (loss) per share, as adjusted	$(0.26)	$(0.09)	$(0.18)	$—	$(0.18)	$(0.15)	$(0.03)

TRANSOCEAN LTD. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED CONTRACT DRILLING REVENUES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION AND RELATED MARGINS
(in millions, except percentages)

YTD
03/31/25

Contract drilling revenues	$906

Net loss	$(79)
Interest expense, net of interest income	108
Income tax expense	39
Depreciation and amortization	176
EBITDA	244

Adjusted EBITDA	$244

Loss margin	(8.7)%
EBITDA margin	26.9%
Adjusted EBITDA margin	26.9%

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/24	12/31/24	09/30/24	09/30/24	06/30/24	06/30/24	03/31/24

Contract drilling revenues	$3,524	$952	$2,572	$948	$1,624	$861	$763
Contract intangible asset amortization	4	—	4	—	4	—	4
Adjusted Contract Drilling Revenues	$3,528	$952	$2,576	$948	$1,628	$861	$767

Net income (loss)	$(512)	$7	$(519)	$(494)	$(25)	$(123)	$98
Interest expense, net of interest income	312	81	231	69	162	60	102
Income tax expense (benefit)	(11)	55	(66)	(31)	(35)	156	(191)
Depreciation and amortization	739	180	559	190	369	184	185
Contract intangible asset amortization	4	—	4	—	4	—	4
EBITDA	532	323	209	(266)	475	277	198

Loss on impairment of assets	772	—	772	629	143	143	—
Loss on impairment of investment in unconsolidated affiliates	5	—	5	—	5	4	1
Gain on retirement of debt	(161)	—	(161)	(21)	(140)	(140)	—
Adjusted EBITDA	$1,148	$323	$825	$342	$483	$284	$199

Profit (loss) margin	(14.5)%	0.7%	(20.2)%	(52.0)%	(1.5)%	(14.3)%	12.9%
EBITDA margin	15.1%	33.9%	8.1%	(28.1)%	29.2%	32.2%	25.8%
Adjusted EBITDA margin	32.5%	33.9%	32.0%	36.0%	29.7%	33.0%	26.0%

TRANSOCEAN LTD. AND SUBSIDIARIES
SUPPLEMENTAL EFFECTIVE TAX RATE ANALYSIS
(in millions, except tax rates)

	Three months ended
	March 31,	December 31,	March 31,
	2025	2024	2024

Income (loss) before income taxes	$(40)	$62	$(93)
Loss on impairment of investment in unconsolidated affiliates	—	—	1
Adjusted income (loss) before income taxes	$(40)	$62	$(92)

Income tax expense (benefit)	$39	$55	$(191)
Loss on impairment of investment in unconsolidated affiliates	—	—	—
Changes in estimates (1)	(14)	(20)	121
Adjusted income tax expense (benefit)	$25	$35	$(70)

Effective Tax Rate (2)	(95.8)%	89.0%	206.0%

Effective Tax Rate, excluding discrete items (3)	(62.3)%	56.7%	76.9%

(1) Our estimates change as we file tax returns, settle disputes with tax authorities, or become aware of changes in laws, operational changes and rig movements that have an effect on our (a) deferred taxes, (b) valuation allowances on deferred taxes and (c) other tax liabilities.

(2) Our effective tax rate is calculated as income tax expense or benefit divided by income or loss before income taxes.

(3) Our effective tax rate, excluding discrete items, is calculated as income tax expense or benefit, excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes), divided by income or loss before income taxes, excluding gains and losses on sales and similar items pursuant to the accounting standards for income taxes related to estimating the annual effective tax rate.

TRANSOCEAN LTD. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
FREE CASH FLOW AND LEVERED FREE CASH FLOW
(in millions)

							YTD
							03/31/25

Cash provided by operating activities							$26
Capital expenditures							(60)
Free Cash Flow							(34)
Debt repayments							(210)
Debt repayments, paid from debt proceeds							—
Levered Free Cash Flow							$(244)

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/24	12/31/24	09/30/24	09/30/24	06/30/24	06/30/24	03/31/24

Cash provided by (used in) operating activities	$447	$206	$241	$194	$47	$133	$(86)
Capital expenditures	(254)	(29)	(225)	(58)	(167)	(84)	(83)
Free Cash Flow	193	177	16	136	(120)	49	(169)
Debt repayments	(2,103)	(30)	(2,073)	(258)	(1,815)	(1,664)	(151)
Debt repayments, paid from debt proceeds	1,748	—	1,748	99	1,649	1,649	—
Levered Free Cash Flow	$(162)	$147	$(309)	$(23)	$(286)	$34	$(320)

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/23	12/31/23	09/30/23	09/30/23	06/30/23	06/30/23	03/31/23

Cash provided by (used in) operating activities	$164	$98	$66	$(44)	$110	$157	$(47)
Capital expenditures	(427)	(220)	(207)	(50)	(157)	(76)	(81)
Free Cash Flow	(263)	(122)	(141)	(94)	(47)	81	(128)
Debt repayments	(1,717)	(10)	(1,707)	(139)	(1,568)	(4)	(1,564)
Debt repayments, paid from debt proceeds	1,156	—	1,156	—	1,156	—	1,156
Levered Free Cash Flow	$(824)	$(132)	$(692)	$(233)	$(459)	$77	$(536)